                                                                      EXHIBIT 11

               AMENDMENT NO. 1 TO RIGHT OF FIRST OFFER AGREEMENT


     This Amendment No. 1 (the "Amendment") to this Right of First Offer Agreement (the "Agreement"), made and entered into as of the 30th day of November, 1993, by and among AMSC, Hughes, ST, the Investments Entities (including SMT), and the MTel Group, is entered into as of the 28th day of June, 1996, by the requisite Partes to such Amendment. Capitalized terms used herein without definition shall have the respective meanings attributed thereto in the Agreement.

     WHEREAS, the Parties desire to limit the scope of the restrictions contained in the Agreement;

     NOW, THEREFORE, in consideration of the Parties' mutual promises and agreements set forth herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1. The Parties agree that the Agreement is amended to apply only to Transfers between and among Hughes, ST and Investments Entities. The Parties agree that, except as provided in the foregoing sentence, the Parties may transfer their shares without restriction under the Agreement.

2. AMSC further agrees that, upon request and tender of a stock certificate(s) by any Party to the Agreement, AMSC will cause any restrictive legend relating to the Agreement to be removed.

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 28th day of June 1996.

AMERICAN MOBILE SATELLITE CORPORATION



By:____________________________________
    Name:
    Title:


HUGHES COMMUNICATIONS SATELLITE SERVICES, INC.


By:____________________________________
    Name:
    Title:
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SINGAPORE TELECOMMUNICATIONS LTD.



By:____________________________________
    Name:
    Title:


SATELLITE COMMUNICATIONS
INVESTMENTS CORPORATION



By:____________________________________
    Name:
    Title:


SPACE TECHNOLOGIES INVESTMENTS, INC.



By:____________________________________
    Name:
    Title:


SATELLITE MOBILE TELEPHONE COMPANY, L.P.

  By Satellite Communications Investments
     Corporation its General Partner


By:____________________________________
    Name:
    Title:


TRANSIT COMMUNICATIONS, INC.



By:____________________________________
    Name:
    Title: